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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2011

CPG INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (570) 558-8000

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.  Regulation FD Disclosure.

On February 2, 2011, CPG International Inc. (the “Company”) issued a press release announcing that (i) the Company’s wholly-owned subsidiary, CPG International I Inc. (“CPG International I”), has commenced two tender offers to purchase for cash any and all of CPG International I’s outstanding Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and any and all of CPG International I’s outstanding 10½% Senior Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”), and (ii) in conjunction with the tender offers, CPG International I is also soliciting consents to certain proposed amendments to the indenture, dated as of July 5, 2005 governing the Notes (as amended and supplemented from time to time) to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained therein. A copy of the Company’s press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated February 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG INTERNATIONAL INC.

/s/ Scott Harrison
Name: Scott Harrison
Title:Executive Vice President and Chief Financial Officer

Dated: February 2, 2011

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated February 2, 2011.

Exhibit 99.1

CPG International Inc. Announces Cash Tender Offers and Consent Solicitations

SCRANTON, P.A. – February 2, 2011 – CPG International Inc. announced today that its wholly-owned subsidiary, CPG International I Inc. (the “Company”), has commenced two tender offers (the “Tender Offers”) to purchase for cash any and all of the Company’s outstanding Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and any and all of the Company’s outstanding 10½% Senior Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”).

In conjunction with each Tender Offer, the Company is soliciting (the “Solicitations”) consents (the “Consents”) to certain proposed amendments to the indenture, dated as of July 5, 2005 governing the Notes (as amended and supplemented from time to time, the “Indenture”) to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained therein (the “Proposed Amendments”).

Notes that are validly tendered prior to 5:00 P.M., New York City time, on February 15, 2011, unless such time is extended or earlier terminated by the Company (the “Consent Time”), and accepted for purchase, will be eligible to receive the total consideration of (1) $1,004.50 per $1,000 principal amount of Floating Rate Notes tendered, which includes $974.50 as the purchase price and $30.00 as a consent payment; and (2) $1,033.00 per $1,000 principal amount of Fixed Rate Notes tendered, which includes $1,003.00 as the purchase price and $30.00 as a consent payment.
Each Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on March 2, 2011, unless extended or earlier terminated by the Company in its sole discretion (the “Expiration Date”). Validly tendered Notes may be withdrawn at any time on or prior to 5:00 P.M., New York City time, on February 15, 2011, unless extended by the Company (the “Withdrawal Deadline”).  Any tender of Notes pursuant to a Tender Offer may be validly withdrawn and the corresponding Consents may be validly revoked at any time prior to the Withdrawal Deadline, but not thereafter unless required by law.  Holders may not tender their Notes in a Tender Offer without delivering their Consents to the Proposed Amendments, and holders may not deliver their Consents to the Proposed Amendments without tendering their Notes pursuant to the applicable Tender Offer.  Payment for Notes validly tendered and not validly withdrawn on or prior to the applicable Consent Time and accepted for purchase will be made following the applicable Consent Time.  Holders of Notes that are validly tendered and not validly withdrawn after the applicable Consent Time and on or prior to the applicable Expiration Date, and accepted for purchase, will be eligible to receive only the applicable purchase price set forth above and not the applicable consent payment.  Payment for Notes validly tendered and not validly withdrawn after the applicable Consent Time and on or prior to the applicable Expiration Date, and accepted for purchase, will be made promptly after the applicable Expiration Date.  Accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered (and not validly withdrawn) and accepted Notes.

The Company expects to fund the purchase of the Notes tendered from borrowings under contemplated new senior secured credit facilities together with cash on hand.  Following the payment for the Notes validly tendered pursuant to the terms of the Tender Offers, the Company currently intends to redeem any and all Notes that remain outstanding in accordance with the terms of the Indenture.  This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption.

The Company’s obligation to accept for payment and pay for any Notes validly tendered (and not validly withdrawn) pursuant to a Tender Offer and to accept any Consents validly delivered (and not validly revoked) in connection with a Solicitation is conditioned upon the satisfaction or waiver of certain conditions, including at least a majority of the outstanding aggregate principal amount of Notes having been validly tendered (and not validly withdrawn) and Consents with respect thereto having been validly delivered (and not validly revoked) pursuant to the Tender Offers and the Solicitations.  In addition, the Tender Offers and the Solicitations are each conditioned upon the Company having entered into new senior secured credit facilities, on terms and conditions satisfactory to the Company.

The complete terms and conditions of the Tender Offers and the Consent Solicitations are set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated February 2, 2011 (the “Offer to Purchase”) that is being sent to holders of the Notes.  Holders are urged to read the Offer to Purchase and related documents carefully before making any decision with respect to the Tender Offers and Solicitations.  Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related Consents, and if they decide to do so, the principal amount of the Notes to tender.

Holders may obtain copies of the Offer to Purchase and the related Consent and Letter of Transmittal from the Information Agent for the Tender Offers and Solicitations, Global Bondholders Services Corporation, at (866) 470-4200 (toll free) or (212) 430-3774 (collect).

Credit Suisse Securities (USA) LLC is the Dealer Manager and Solicitation Agent for the Tender Offers and Solicitations.  Questions regarding the Tender Offers and Solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-5912 (collect).

Neither the Company, the Dealer Manager and Solicitation Agent, the Information Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or deliver the related Consents, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Tender Offers and the Solicitations are being made solely pursuant to the Offer to Purchase and the related Consent and Letter of Transmittal.  The Tender Offers and Solicitations are not being made to holders of Notes in any jurisdiction in which the making of or acceptance of a tender offer or consent solicitation would not be in compliance with the laws of such jurisdiction.

Forward Looking Statements

Statements in this press release which are not purely historical facts or which necessarily depend upon future events, including statements related to the Tender Offers and the Solicitations, including the Expiration Date, the Consent Time and possible completion of the Tender Offers and Solicitations and our contemplated new senior secured credit facilities, as well as statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the Company on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. The Company may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International Inc.

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential commercial and industrial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on the Company please visit our web site at www.cpgint.com.
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